EXHIBIT 99.1

 FairPoint Communications, Inc. Announces Postponement of its Proposed Offering
   of Income Deposit Securities and Terminates the Tender Offers and Consent Solicitations for its 9 1/2% Senior Subordinated Notes Due 2008, Floating Rate
  Callable Securities Due 2008, 12 1/2% Senior Subordinated Notes Due 2010 and
                          11 7/8% Senior Notes Due 2010

                  CHARLOTTE, NORTH CAROLINA, November 5, 2004 - FairPoint Communications, Inc. ("FairPoint") announced today that it has decided to postpone its proposed offering of Income Deposit Securities (the "Offering") and related refinancing transactions and, accordingly, is terminating the cash tender offers (the "Tender Offers") and consent solicitations for all of its outstanding 9 1/2% Senior Subordinated Notes Due 2008 (the "9 1/2% Notes"), Floating Rate Callable Securities Due 2008 (the "Floating Rate Notes", and together with the 9 1/2% Notes, the "2008 Notes"), 12 1/2% Senior Subordinated Notes Due 2010 (the "12 1/2% Notes") and 11 7/8% Senior Notes Due 2010 (the "11 7/8s% Notes", and together with the 12 1/2% Notes and the 2008 Notes, the "Notes") which were made and were to be consummated in connection with such Offering. The Tender Offers and related consent solicitations were made pursuant to (i) an Offer to Purchase and Consent Solicitation Statement, dated as of July 16, 2004, and accompanying Consent and Letter of Transmittal, for the 2008 Notes and (ii) an Offer to Purchase and Consent Solicitation Statement, dated as of July 16, 2004, and accompanying Consent and Letter of Transmittal, for the 12 1/2% Notes and the 11 7/8% Notes.

                  No Notes have been accepted for payment by FairPoint. In accordance with the terms of the Tender Offers, FairPoint will instruct the Depositary for the Tender Offers to promptly return all Notes tendered to the respective tendering Noteholders. All consents delivered shall be of no further force or effect.

                  FairPoint may determine to proceed with the Offering in the future. Accordingly, FairPoint intends to continue to proceed with the registration of the Offering with the Securities and Exchange Commission.

                  This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. Persons with questions regarding the Tender Offers or the related consent solicitations should contact Citigroup, the Dealer Manager and Solicitation Agent, at (800) 558-3745 or (212) 723-6106, or Global Bondholder Services Corporation, the Information Agent, at (212) 430-3774.

                  FairPoint is one of the leading providers of telecommunications services in rural communities across the country. Incorporated in 1991, FairPoint's mission is to operate and acquire telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 26 rural local exchange companies located in 17 states. FairPoint serves customers with approximately 272,450 access line equivalents (including voice access lines and digital subscriber lines) and offers an array of services including local voice, long distance, data, Internet and broadband product offerings.


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                  The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.